Exhibit (a)(1)(C)

MAGMA DESIGN AUTOMATION, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS

ELECTION FORM

Before signing this election form, please make sure you have received, read and understand the documents that make up this offer, including: (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”); (2) the letter from Rajeev Madhavan, dated November 20, 2008; (3) this election form; and (4) the withdrawal form. The offer is subject to the terms of these documents as they may be amended. The offer provides eligible employees who hold eligible options the opportunity to exchange these options for restricted stock units as set forth in Section 2 of the Offer to Exchange. This offer expires at 9:00 p.m., Pacific Time, on December 18, 2008, unless extended. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

In accordance with the terms outlined in the offer documents, the number of restricted stock units you receive will be based on the number of options you exchange and the exercise price of those options as described in Section 2 of the Offer to Exchange. If you participate in this offer, you may exchange outstanding eligible options granted to you by Magma with an exercise price greater than $4.00 per share (except as otherwise described in Section 2 of the Offer to Exchange). Each restricted stock unit will vest in accordance with the schedule described in Section 9 of the Offer to Exchange. Vesting on any date is subject to your continued service with Magma through each relevant vesting date. You will lose your rights to all exchanged options that are cancelled under the offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. IN ADDITION, YOUR ACCEPTANCE OF THIS OFFER WILL BE DEEMED YOUR ACCEPTANCE OF THE APPLICABLE RESTRICTED STOCK UNIT AGREEMENT (i.e., THE U.S. FORM OF RESTRICTED STOCK UNIT AGREEMENT FOR EMPLOYEES IN THE U.S. AND THE NON-U.S. FORM OF RESTRICTED STOCK UNIT AGREEMENT INCLUDING ANY COUNTRY-SPECIFIC APPENDIX THERETO FOR EMPLOYEES OUTSIDE THE U.S.), AS MODIFIED TO REFLECT THE TERMS OF THIS OFFER (INCLUDING BUT NOT LIMITED TO THE NUMBER OF RESTRICTED STOCK UNITS ISSUED FOR EXCHANGED OPTIONS AND THE APPLICABLE VESTING SCHEDULE).

If you would like to participate in this offer, please indicate your election by checking one of the boxes below and completing and signing this election form. Please be sure to follow the instructions, which are attached.

To participate in the offer to exchange some or all of your eligible options, you must sign, date and deliver the properly completed and attached election form via facsimile, e-mail (via PDF only) or by hand delivery by 9:00 p.m., Pacific Time, on December 18, 2008, unless extended, to:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via email must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s email address at Magma will not be accepted.

Only responses that are complete, signed and actually received by Susan Berry by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

Please check the appropriate box:

☐ Yes, I wish to participate in the offer as to ALL of my eligible options.

All of my eligible options will be cancelled irrevocably on December 18, 2008.

OR

☐ Yes, I wish to participate in the offer as to my eligible options listed below (please list):

Option Grant Number	Grant Date

My eligible options that are specifically listed above will be cancelled irrevocably on December 18, 2008.

I understand that this election form will replace any election form I previously submitted.

Employee Signature

Employee Name (Please print)

Date (MM/DD/YYYY) and Time	E-mail Address

RETURN TO SUSAN BERRY NO LATER THAN 9:00 P.M., PACIFIC TIME, ON

DECEMBER 18, 2008.

MAGMA DESIGN AUTOMATION, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS

INSTRUCTIONS TO THE ELECTION FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	Delivery of Election Form.

A properly completed and signed copy of this election form must be received via facsimile, e-mail (via PDF only) or by hand delivery by 9:00 p.m., Pacific Time, on December 18, 2008, by:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via email must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s email address at Magma will not be accepted.

The delivery of all required documents, including election forms, is at your risk. Delivery will be deemed made only when actually received by Magma. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your election form by e-mail within three (3) U.S. business days. If you have not received such an e-mail confirmation, it is your responsibility to ensure that your election form has been received by Susan Berry by December 18, 2008. Only responses that are complete, signed and actually received by Susan Berry by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

Our receipt of your election form is not by itself an acceptance of your eligible options for exchange. For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when we give oral or written notice to the optionholders generally of our acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication.

Magma will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an e-mail confirmation of receipt of this election form, by signing this election form, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you merely will be a notification that we have received your election form and does not mean that your options have been cancelled. Your options that are accepted for exchange will be cancelled on the same U.S. calendar day as the expiration of the offer (but following the expiration of the offer), which cancellation is scheduled to be December 18, 2008.

2.	Withdrawal and Additional Tenders.

Tenders of options made through the offer may be withdrawn at any time before 9:00 p.m., Pacific Time, on December 18, 2008. If Magma extends the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, although Magma currently intends to accept your validly tendered options promptly after the expiration of the offer, if we have not accepted your options by 9:00 p.m., Pacific Time, on January 20, 2009, you may withdraw your tendered options at any time thereafter.

To withdraw some or all of your tendered options you must deliver a signed and dated withdrawal form, with the required information, via facsimile, e-mail (via PDF only) or by hand delivery while you still have the right to withdraw the tendered options to:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via email must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s email address at Magma will not be accepted.

You may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date of this offer.

To re-elect to exchange some or all of your withdrawn options or to elect to exchange additional eligible options, you must submit a new election form to:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via email must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s email address at Magma will not be accepted.

Your new election form must be submitted before the expiration date of this offer in accordance with the procedures described in these instructions. Because any prior election form will be disregarded, your new election form must list all eligible options you wish to exchange, not just those you wish to add. Your new election form must include the required information regarding all of the options you want to exchange and must be signed and clearly dated after the date of your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election form and/or withdrawal form we receive prior to the expiration date.

3.	Tenders.

If you intend to tender options through the offer, you must tender all of your shares subject to each eligible option, except as noted herein.

You may pick and choose which of your eligible options you wish to exchange. If you have exercised a portion of an eligible option, your election will apply to the portion that remains outstanding and unexercised. However, if an eligible option is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of the eligible option, you may not accept this offer with respect to a portion of an eligible option that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. You must accept this offer with respect to the entire remaining outstanding portion of the eligible option.

4.	Signatures on this Election Form.

If this election form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Magma of the authority of that person to act in that capacity must be submitted with this election form.

5.	Other Information on this Election Form.

In addition to signing this election form, you must print your name and indicate the date and time at which you signed. You also must include a current e-mail address.

6.	Requests for Assistance or Additional Copies.

Any questions and any requests for additional copies of the Offer to Exchange or this election form may be directed to:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Phone: (408) 565-6196

E-mail: stock@magma-da.com

Copies will be furnished promptly at Magma’s expense.

7.	Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular optionholder, provided that if we grant any such waiver, it will be granted with respect to all optionholders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering optionholder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Important: The election form together with all other required documents must be received via facsimile, e-mail (via PDF only) or by hand delivery by 9:00 p.m., Pacific Time, on December 18, 2008, by:

Susan Berry

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

Fax: (408) 565-7980

E-mail: stock@magma-da.com

Please note that responses submitted via email must be sent to stock@magma-da.com (as described above). Responses submitted to Susan Berry’s email address at Magma will not be accepted.

8.	Additional Documents to Read.

You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from Rajeev Madhavan, dated November 20, 2008, before deciding to participate in the offer.

9.	Important Tax Information.

If you are subject to taxation in the U.S., you should refer to Section 14 of the Offer to Exchange, which contains important tax information for U.S. taxpayers. If you are subject to taxation in Canada, China, France, Germany, India, Israel, Italy, Japan, Korea, Netherlands, Taiwan or the United Kingdom, you should refer to Schedules C through N attached to the Offer to Exchange, which contains important tax and social insurance information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer. If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

10.	Data Privacy

To administer this offer, we must collect, use and transfer certain information regarding you and your eligible options, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Magma or its subsidiaries, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor. Further, we may have to pass that information on to third parties who are assisting with the offer. By submitting an election form or a withdrawal form, you explicitly and unambiguously agree to such collection, use and transfer, in electronic or other form, of your personal data by us and the third parties assisting us with the offer, for the exclusive purpose of implementing, administering, and managing your participation in this offer. By submitting an election form or a withdrawal form, you also acknowledge and agree that:

• the parties receiving this data may be located outside of your country, and the recipient’s country may have different data privacy laws and protections than your country;

• the data will be held only as long as necessary to implement, administer and manage the program;

• you can request from us a list with the names and addresses of any potential recipients;

• you can request additional information about how the data is stored and processed; and

• you can request that the data be amended if it is incorrect.

If you are an optionholder in certain foreign jurisdictions, you can withdraw your consent to the collection, use and transfer of your data by contacting us. However, if you withdraw your consent, it may affect your ability to participate in this offer. Please contact us if you have any questions.